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                                     MASTER
                              DISTRIBUTOR AGREEMENT
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This  Agreement,  made this 6th day of April 1995,  between TF  Purifiner,  Inc.
("TF"),  as  exclusive   worldwide   distributor  for  TF  Systems,   Inc.  (the
"Manufacturer"), both Delaware Corporations, having their principal offices at 3020 High Ridge Road, Suite 100, Boynton Beach, Florida 33426, and KLC Corporation, having its principal office at 1669 N.W. 79th Avenue, Miami, Florida 33126.

I.      WHEREAS:

        A. The Manufacturer and TF are in the business of designing, develop-ing, manufacturing and marketing bypass oil refiners and filters under the trademark "PURIFINER(TM)" hereinafter referred to as the "Product";

        B. TF is the exclusive licensee of Patents No. 4,189,351, 4,227,969, 4,289,583, 4,943,352 and pending patent applications;

        C. TF has the right to grant to the Distributor the right to purchase and sell the Product in the Territory (as defined herein);

        D. The Distributor warrants that it is now solvent and capable of acting as a distributor within the Territory; and

        E. The Distributor is desirous of purchasing and selling the Product in the Territory, and TF is desirous of granting the Distributor, the right to do so upon the following terms and conditions; in consideration of the mutual promises and understandings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

II.     APPOINTMENT

        A. TF appoints the Distributor as the master exclusive distributor of the Product within the Territory and will sell the Product to the Distributor, and the Distributor agrees to purchase such Product from TF and distribute the Product within the Territory under the terms of this Agreement.

        B. TF shall not appoint another distributor of the Product in the Territory. However, TF is not accountable for sales of the Product or similar items by unauthorized accounts within or outside of the





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              Territory,  or as a part  of a  vehicle,  boat,  engine  or  other installation equipped with the Product as OEM and imported into the Territory.

        C.    The Territory shall be defined as Brazil.

              The Distributor shall not solicit sales or sell the Product outside the Territory without first getting written permission from TF.

        D.    Original Equipment Manufacturer Accounts:

              TF reserves the right to sell the product directly to any manufacturer of engines, vehicles, and other machinery as original equipment (hereinafter referred to as "OEM"), outside of Brazil. All sales made to OEM's in Brazil must be negotiated in conjunction and under the guidelines of TF.

III.    TERM OF AGREEMENT

        This Agreement is for three years and seven months, commencing May 1, 1995, providing that the Distributor abides by all provisions of this Agreement, including meeting minimum monthly purchases specified in
        Article IV. The Agreement shall be automatically renewed, provided minimum quantities between the two parties are established, for an additional four year period with minimum monthly purchase quantities to be in no event less than quantities established for last year of 300 units per month or more than a 20% increase per year. The Distributor has the right to appoint sub-distributors or franchisees within the Territory. The Distributor agrees and accepts that any contract made or entered into with sub-distributors or franchisees shall not exceed the term of this Agreement and will be subject to the terms of this Agreement. In the event that each month's minimum purchases is not met, the Distributor will be granted a non-exclusive option to sell the Product and will purchase the Product from TF at the current International Price Schedule until another exclusive distributor is appointed, at which time the prior distributor would purchase Product from the new distributor at the new distributors selling price.

IV.     MINIMUM ANNUAL PURCHASES

        The parties agree that the Distributor shall purchase from TF not less than the following:












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                                                       Number of
        Purchase Order Date                     Units & Cases of Filters
        -------------------                     ------------------------

        February 24, 1995                       [   ] Purifiner Units

        June 1, 1995 and the  first of 200      Purifiner  Units and 200
        each  month thereafter through          cases of Purifiner Filters
        December 1, 1995

        January l, 1996 and the first           [   ] Purifiner Units and 233
        of each month thereafter                cases of Purifiner Filters
        through December l, 1996

        January 1, 1997 and the first           [   ] Purifiner  Units and 267
        of each month thereafter through        cases of Purifiner Filters
        December 1, 1997

        January 1, 1998 and the first [ ] Purifiner Units and [ ] of each month thereafter through cases of Purifiner Filters December 1, 1998

        The Distributor will notify TF at least 30 days prior to the monthly purchase order date of its actual purchase requirements for the upcoming month, specifying the actual sizes and voltage requirements. The Distributor also agrees to provide TF with purchase forecasts by month for the upcoming calendar year at least 90 days prior to year end. Any additional orders in excess of the minimum purchase quantities will be shipped within eight (8) weeks.

V.      REPURCHASE OPTION

        Upon termination or cancellation of this Agreement, TF shall have the option to repurchase from the Distributor any or all of the Product then remaining in Distributor's inventory from TF at TF's original sales price less freight, duties and other charges plus a restocking charge not to exceed 15%.

VI.     DISCONTINUANCE OF USE OF TRADEMARK AND PATENTS

        Upon termination or cancellation of this Agreement, the Distributor shall (a) discontinue any and all use of the trademarks, trade names and Patents of TF, including such use in advertising, (b) remove and return to TF, or in the alternative, remove and destroy, any and all signs designating Distributor as a distributor for the Product or which include the trademark or trade name of TF and (c) assign to TF all rights, title and interest to the use of the local Distributor's name and local Product names used by Distributor.




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VII.    TERMINATION

        A. If either party breaches materially any of the fundamental terms of this Agreement, the other party has the right to terminate this Agreement by written notice unless the party committing such breach shall have corrected such breach within thirty (30) days (or such longer time as may be agreed in writing between the parties) after receipt of the above written notification. The written notice must specify the breach and be delivered by certified mail or facsimile.

        B. This Agreement shall be terminated immediately by its own force without notice from either party in the following events: (a) An assignment of all or a major part of the assets of Distributor for the benefit of creditors; (b) Insolvency of the Distributor or the placing in liquidation (voluntarily or compulsorily) or being subject to the appointment of an official manager or receiver; (c) The discontinuance of Distributor's purchase of Products in accordance with the minimum purchase requirement specified in IV; and (d) Failure in performing any of Distributor's obligations under this Agreement for a period of more than six (6) months by reason of directives of any government.

              Distributor  shall  immediately   advise  TF  in  writing  of  the
              occurrence of any events specified in this article.

VIII.   RELATIONSHIP OF THE PARTIES

        A. The relationship of the Distributor to TF shall be that of an in-dependent contractor. This Agreement does not in any way create the relationship of joint venture partnership, franchiser and franchisee or principal and agent between TF and the Distributor, and it is not contemplated that TF will render significant assistance or guidance to the Distributor in the management, promotion or operation of the Distributor's business.

        B. Distributor will use its best reasonable efforts to market the Products in the Territory. The Distributor's activities in marketing the Products to its customers will include, but not be limited to: identify and develop new accounts and subdistributors, diligently promote other new products and/or services offered by TF, provide all services necessary for the support of customers in their channel of distribution, effectively communicate all relevant information on the market, the competition, prices, customers, etc., that may have an impact on TF's business, including, but not limited to, normal monthly reporting of








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              statistical   information  of  sales,  units,  type  of  customer,
              applications and system ideas.

        C.    At the expiration of this Agreement, unless  renewed~ no   further
              relationship between Distributor and TF will exist.

        D.    Distributor agrees that it will:

              1. Not act in any way that would give the impression that it has the power or authority to bind TF in any respect whatsoever.

              2. Not make any representation (oral or written) which varies from the specifications, operating instructions or representations given to Distributor or made by TF with respect to the Products, including warranties.

              3. Maintain a place of business in the Territory and employ sufficient personnel to carry out Distributor's obligations under this Agreement.

              4. Comply with Brazilian and U.S. and other applicable inter-national, federal, province, state and local laws, rules, regulations, ordinances and orders, in the solicitation of orders for the Products, and in its other activities.

              5. Ensure that that each installer chosen by the Distributor will have received adequate and proper training and carry a "errors and omissions" policy in accordance with the laws of the Territory which insurance will cover any liability due to improper installation.

              6. Use TF's trademarks (including "Purifiner"), trade names, logo-type and service marks only in accordance with TF's guidelines established for the use of such proprietary materials. Acknowledges TF's exclusive right, title and interest in any and all trademarks and trade names, which TF may have now and in the future.

              7. Maintain the confidentiality of any of TF's and Manufact-urer's trade secrets and proprietary information of whatever nature disclosed to Distributor.

              8. Forward to TF a copy of any complaint received by Distribu-tor about Distributor, TF, Manufacturer, or the Products.







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              9.    Distributor  acknowledges  that TF has the right at any time
                    to  change   the  design  of   discontinue,   or  limit  the
                    manufacture or provision of any of the Products to change the price thereof, or to withdraw from the market entirely upon giving written notice to Distributor within 90 days of such actions.

              10.   If  the  Distributor  sells  controlling   interest  of  the
                    distributorship (defined as greater than 50% of the voting shares), it must first be approved by TF.

              11. Assign to TF any improvements to all TF Products as they are developed by the Distributor or any affiliated entity or person.

              12.   The   Distributor   recognizes   the   importance   of  TF's
                    technologies and will take all necessary steps to protect TF's proprietary rights in the Territory.

              13. Will purchase all necessary sales and training aids, includ-ing demonstration unit, at TF's cost.

              14. Distributor will furnish monthly reports to TF as to the companies (names) Purifiner units are installed on, and any oil analysis.

              15. Distributor shall indemnify and hold TF harmless from all liability for damages and/or costs (including attorney fees) caused by the Distributor's violation of this Agreement or local, state, federal or international laws or regulations.

              16. Distributor will promptly notify TF, in writing, of any and all infringements, imitations, illegal user or misuse of the Trademark or Trade Names which come to the attention of the Distributor. Distributor agrees that he will take no action, whether legal or otherwise, to attempt to prevent the infringements, imitations, illegal use or misuse of the Trademarks, Trade Names or Patents and that such actions fall within the authority of TF. Distributor will render all assistance requested of it by TF in connection with the protection of its Trademarks or Trade Names.

        E.    TF agrees that it will:

              1.    Use its  best  efforts to deliver each order to the  freight
                    forwarder  in   the  least  possible  time,  making  partial





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                    deliveries  if  necessary.  TF will not be liable due to any
                    "force majeure" as stipulated in section XIII.

              2. Provide the Distributor with all of TF's existing and to be developed sales and promotional materials, training manuals, installation guidelines, etc. at TF's cost.

              3. Make available the necessary personnel to provide training in sales and installation of its Product at TF's Florida facility. Any out-of-pocket expenses, incurred by TF for training performed at other locations requested by the Distributor will be paid for by the Distributor, including hotel, meals, local transportation, etc.

              4. If TF becomes desirous of manufacturing the Product in Brazil then the Distributor will have the first right for 90 days to negotiate a joint venture with TF.

IX.     PRICE AND CREDIT TERMS

        A. The Distributor shall purchase the Product from TF at TF's then current International Distributor Price List attached hereto as Exhibit A. The Price Schedule may be changed from time to time by TF upon giving written notice to Distributor within 90 days of such action. The price contains a commission to Alberto Mitchell, which shall be paid by TF.

        B. The Distributor shall pay for seventy (70%) percent of the monthly Purchase Price on the monthly Purchase Order Date, commencing June 1, 1995 and the first day of each month thereafter, of the Product by means of wire transfer to TF at [ ], or cashier's check on a U.S. bank. The remaining monthly balance of thirty (30%) percent is payable by wire transfer or cashiers check at the at the end of each month or time of shipment, if earlier.

        C. The Price Schedule does not include applicable taxes, duties, licenses, excises and tariffs and any other applicable charges all of which are the responsibility of the Distributor.

        D. All shipments will be made F.O.B. TF's Florida shipping dock. In-surance coverage on all shipments is the responsibility of the Distributor.

X.      ADVERTISING AND PROMOTION








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        A.    Distributor  agrees to  spend at  least  5% of gross  revenue, per annum on advertising and sales assistance.

        B. The Distributor shall not manufacture and/or cause to be manufactured and/or purchase and/or sell during the term of this Agreement, and for a period of ninety (90) days following termination or cancellation of this Agreement products which in the judgment of TF are similar in performance to or competitive with TF's Products from any source other than TF.

        C. TF agrees during the term of the Agreement to permit the Distribu-tor to use the TF's trademarks and trade names in the Distributor's sales program for the sole purpose of advertising and promoting the sale of the Product. Distributor agrees not to use or cause the use of TF's trademarks or trade names in any manner which shall directly or indirectly tend to lessen their value. Further, Distributor shall not use TF's trademark or trade names in the name of the Distributor's business or in any manner likely to convey to the public the idea that it is acting or selling goods on behalf of TF unless approved by TF.

        D. Any printed advertising and promotional material created by the Distributor referring to the Product shall be sent to TF prior to any use, including the English translation, and TF may disapprove within ten (10) days by fax, the use of any material which, in TF's opinion, misrepresents the Product or which might mislead customers.

        E. Distributor agrees to conduct its promotion, advertising, sales, pricing and business generally at all time in strict compliance with all applicable international, federal, state and local laws and regulations.

XI.     WARRANTIES AND DISCLAIMERS

        Attached to this Agreement is Exhibit B which is a copy of the limited warranty on the Product provided by the Manufacturer and TF. Distributor is not authorized on behalf of the Manufacturer or TF to expand or attempt to expand such warranty or the liabilities for any breach of that warranty. If defective units are returned to Distributor, the Distributor will report such to TF and will hold such units until TF notifies Distributor as to where to ship or dispose of such units at TF's expense. TF will replace all defective units as part of next monthly purchase shipment to Distributor.








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XII.    FORCE MAJEURE

        Neither party shall be liable for failure to fulfill any obligation under this Agreement due to fire, tempest, flood, act of God, war, civil revolution or disturbance, riot, blockade, governmental restraint, industrial strike or lock-out, or any other similar causes whatsoever beyond the party's control.

XIII.   MANUFACTURER AND TF HELD HARMLESS

        Distributor shall indemnify and hold the Manufacturer and TF harmless from all liability for damages and/or costs (including attorney fees) caused by the Distributor's violation of this Agreement or any international, federal, state or local laws or regulations.

XIV.    ENTIRE AGREEMENT AND NOTICE

        A. This Agreement is made in English and is the entire Agreement between the parties and supersedes all prior agreements if any. Any waiver, amendment, modification or renewal of this Agreement, to be effective must be in writing and signed by the parties. There are no oral or implied agreements and no oral or implied warranties between the parties.

              If any provision of this Agreement shall be held invalid, the remaining provisions shall continue to be binding upon the parties.

        B. The waiver of any one default of this Agreement shall not waive subsequent defaults.

        C. Any notices required by this Agreement shall be sent to TF and KLC Trading Corporation at the addresses noted herein.

XV.     ARBITRATION

       Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled according to the Florida Law in the form of legal arbitration. The arbitration shall take place in Palm Beach County and the number of arbitrators shall be three. Judgment upon the arbitration award may be entered in any court having jurisdiction thereof The prevailing party shall be entitled to recover all attorney fees and related costs incurred in the arbitration proceeding in addition to any other relief to which they are entitled.








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TF Purifiner, Inc.                        Date

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KLC Trading Corporation                   Date
Luis Carlos Klein




























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